Pricing Supplement dated March 26, 2008
          to the Product Prospectus Supplement dated February 1, 2008, the Prospectus dated January 5, 2007 and
                the Prospectus Supplement dated February 28, 2007

       [RBC LOGO]       $879,000

                        Royal Bank of Canada

                        Reverse Convertible Notes due June 30, 2008 Linked to a Bundle of Common Stocks


     Royal Bank of Canada is offering reverse convertible notes (the "Notes") linked to a bundle of common stocks described below. The prospectus dated January 5, 2007, the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated February 1, 2008 describe terms that will apply generally to the Notes, including any notes you purchase. Capitalized terms used but not defined in this pricing supplement shall have the meanings given to them in the product prospectus supplement. In the event of any conflict, this pricing supplement will control.

Issuer:                             Royal Bank of Canada ("Royal Bank").

Issue:                              Senior Global Medium-Term Notes, Series C

Underwriter:                        RBC Capital Markets Corporation

Currency:                           U.S. Dollars.

Minimum Investment:                 $10,000, and $1,000 increments in excess
                                    thereof.

Term:                               Three (3) months

Interest Rate (coupon):             14.68% per annum (30/360), payable monthly
                                    in equal amounts.

Barrier Percentage:                 75% for each Bundled Stock.

Pricing Date:                       March 26, 2008

Issuance Date:                      March 31, 2008

Valuation Date(s):                  June 25, 2008, subject to extension for
                                    market and other disruptions.

Maturity Date:                      June 30, 2008, subject to extension for
                                    market and other disruptions.

Barrier Price:                      For each Bundled Stock, its Initial Share
                                    Price multiplied by the Barrier Percentage.

Initial Share Price:                For each Bundled Stock, the closing price of
                                    that stock on the Pricing Date.

Final Share Price:                  For each Bundled Stock, the closing price of
                                    that stock on the Valuation Date.

Interest (coupon) Payment Dates:    The coupon will be paid on the last business
                                    day of each month during the term of the note except for the final coupon, which will be paid on the Maturity Date.

Monitoring Period:                  From and excluding the Pricing Date to and
                                    including the Valuation Date.

Monitoring Method:                  Close of Trading Day

Payment at Maturity (if held to     At maturity, for each $1,000 principal
maturity):                          amount (corresponding to one Bundled Stock),
                                    the investor will receive $1,000 plus any accrued and unpaid interest, unless a Conversion Event has occurred with respect to that Bundled Stock.

                                    If a Conversion Event has occurred for that Bundled Stock, then, at maturity, instead of the $1,000 principal amount (corresponding to that Bundled Stock), in addition to any accrued and unpaid interest, the investor will receive a number of shares of that Bundled Stock equal to the Physical Delivery Amount or, at our election, the cash value thereof. If we elect to deliver shares of the Bundled Stock, any fractional shares will be paid in cash.

                                    For example, since the principal amount of $10,000 of each note is linked to ten Bundled Stocks, if, hypothetically, a Conversion Event occurs with respect to five of those ten Bundled Stocks, then, at maturity, your payment with respect to that note, in addition to accrued but unpaid interest, will consist of $5,000 in cash (return of your principal amount) with respect to the five Bundled Stocks for which Conversion Events did not occur and Physical Delivery Amounts (or, at our election, the cash equivalent thereof) with respect to the five Bundled Stocks for which Conversion Events did occur.

Conversion Event:                   A Conversion Event will have occurred with
                                    respect to a Bundled Stock if:

                                          (i) a Knock-In Event has occurred with
                                    respect to that Bundled Stock, and

                                          (ii) the Final Share Price is less
                                    than the Initial Share Price for that
                                    Bundled Stock.

Knock-In Event:                     A Knock-In Event will have occurred with
                                    respect to a Bundled Stock if:

                                          (a) for notes subject to Intra-Day
                                          Monitoring, at any time during the
                                          Monitoring Period, the price of that
                                          Bundled Stock is less than the Barrier
                                          Price for that Bundled Stock, or

                                          (b) for notes subject to Close of
                                          Trading Day Monitoring, on any day
                                          during the Monitoring Period, the
                                          closing price for that Bundled Stock
                                          is less than the Barrier Price for
                                          that Bundled Stock.

Physical Delivery Amount:           With respect to any Bundled Stock, if the
                                    payment at maturity is in physical shares of such Bundled Stock, you will receive a number of shares of such Bundled Stock equal to the principal amount of your notes divided by the Initial Stock Price of such Bundled Stock and multiplied by the weighting of such Bundled Stock. Any fractional shares will paid in cash.

Cash Delivery Amount:               For any Bundled Stock, the Cash Delivery
                                    Amount is an amount in cash equal to the product of the Physical Delivery Amount for that Bundled Stock, as calculated above, multiplied by the Final Share Price for that Bundled Stock.

Principal At Risk:                  Investors in these notes could lose some or
                                    a substantial value of their investment at maturity if there has been a decline in the trading price of any of the Bundled Stocks.

Bundled Stocks:                     The Bundled Stocks are all companies in the
                                    financial services sector in the U.S. and are listed in the table below.

Bundled Stock                       Ticker     Initial Share Price      Barrier %     Barrier Price   Weightings

Citigroup Inc.                        C              $ 22.05               75%           $ 16.54          10%

The Goldman Sachs Group, Inc.         GS             $175.48               75%           $131.61          10%

JPMorgan Chase & Co.                 JPM             $ 44.11               75%           $ 33.08          10%

KeyCorp                              KEY             $ 22.76               75%           $ 17.07          10%

Merrill Lynch & Co., Inc.            MER             $ 44.42               75%           $ 33.32          10%

National City Corporation            NCC             $ 11.45               75%           $  8.59          10%

State Street Corporation             STT             $ 80.61               75%           $ 60.46          10%

TCF Financial Corporation            TCB             $ 19.42               75%           $ 14.57          10%

Wachovia Corporation                  WB             $ 28.02               75%           $ 21.02          10%

Wells Fargo & Company                WFC             $ 30.81               75%           $ 23.11          10%

Secondary Market:                   RBC Capital Markets Corporation (or one of
                                    its affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Settlement Date. The amount that investors may receive upon sale of their Notes prior to maturity may be less than the principal amount of their notes.

Listing: The notes will not be listed on any securities exchange or quotation system.

Clearance and Settlement:           DTC global (including through its indirect
                                    participants Euroclear and Clearstream,
                                    Luxembourg as described under "Description of Debt Securities -- Ownership and
                                    Book-Entry Issuance" in the accompanying prospectus).

Terms Incorporated in the Master    All of the terms appearing above the item
Note:                               captioned "Secondary Market" on the cover
                                    page of this pricing supplement and the
                                    terms appearing under the caption "General
                                    Terms of the Reverse Convertible Notes" in the product supplement with respect to reverse convertible notes dated February 1, 2008.

CUSIP:                              78008E4G9


Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated February 1, 2008 and "Selected Risk Considerations" beginning on page P-8 of this pricing supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Notes or passed upon the accuracy of this pricing supplement or the accompanying prospectus and prospectus supplement. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, RBC Capital Markets Corporation or another of our affiliates may use this pricing supplement in market-making transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.

                                                                                              Per note           Total
                                                                                              --------           -----
Price to public.......................................................................     100%             $879,000
Underwriting discounts and commission.................................................     1.25%            $10,987.50
Proceeds to Royal Bank................................................................     98.75%           $868,012.50

The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you may experience an immediate and substantial decline in the value of your notes on the issue date.

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

                         ADDITIONAL TERMS OF YOUR NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated February 1, 2008, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated February 1, 2008, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated January 5, 2007:
http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
o34295e424b3.htm

Prospectus Supplement dated February 28, 2007:
http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
o35030e424b3.htm

Product Prospectus Supplement dated February 1, 2008:
http://www.sec.gov/Archives/edgar/data/1000275/000121465908000187/
0001214659-08-000187.txt

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.

              Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Bundled Stock performances. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the prices of the Bundled Stocks on the Valuation Date relative to their price on the Pricing Date. We cannot predict the Bundled Stock performances.

Table of Hypothetical Amounts Payable at Maturity


The examples set forth below are for illustration purposes only. All examples assume an initial investment of $10,000, that the Note is linked to ten (10) Bundled Stocks (and, therefore, that there are ten bundled RevCons), that each Bundled Stock has an equal weighting, that no market disruption event has occurred and that the Barrier Percentage for each bundled RevCon is 75%.

The first and second columns are the name of the Bundled Stock and its ticker. The third and fourth columns are the Initial and Final Share Prices of the Bundled Stock. The fifth column is the Barrier Price of the Bundled Stock. The sixth column indicates whether a Knock-In Event has occurred. The seventh column indicates how much, if any, of the $1,000 principal amount in cash is return with respect to that Bundled Stock. Lastly, the eighth column indicates how many, if any, shares of the Bundled Stock are delivered in lieu of $1,000 principal amount as a result of the occurrence of a Conversion Event with respect to that Bundled Stock.

The Initial and Final Share Prices of the Bundled Stocks used to illustrate the calculation of the hypothetical payouts at maturity in these sample calculations are not estimates or forecasts of the Initial and Final Share Prices of the Bundled Stocks on which the calculation of the any actual payments under these Notes will depend.

Example 1 -- This example illustrates the payout at maturity of the Underlying Reverse Convertible Notes where no Conversion Events have occurred with respect to any of the Underlying Stocks.


       Column 1           Column 2       Column 3         Column 4        Column 5      Column 6      Column 7
       --------           --------       --------         --------        --------      --------      --------
                                                                                           Payout at Maturity
      Underlying           Initial         Final          Barrier         Knock-In         ------------------
        Stock            Share Price    Share Price        Price           Event?          Cash        Shares
-------------------------------------------------------------------------------------------------------------
       Stock A             $100.00         $98.00          $75.00            No           $1,000          0
       Stock B             $105.00         $81.00          $78.75            No           $1,000          0
       Stock C              $90.00         $85.00          $67.50            No           $1,000          0
       Stock D              $80.00        $102.00          $60.00            No           $1,000          0
       Stock E             $110.00         $88.00          $82.50            No           $1,000          0
       Stock F              $95.00        $110.00          $71.25            No           $1,000          0
       Stock G              $75.00         $90.00          $56.25            No           $1,000          0
       Stock H             $120.00         $98.00          $90.00            No           $1,000          0
       Stock I              $85.00        $101.00          $63.75            No           $1,000          0
       Stock J             $115.00         $93.00          $86.25            No           $1,000          0
                                                                                       ------------
                                                                                         $10,000

Aggregate Redemption Payment at Maturity per $10,000 principal amount = $10,000

Since no Conversion Event occurred with respect to any of the Underlying Stocks, at maturity an investor will receive back his or her entire $10,000 of principal amount.

Example 2-- This example illustrates the payout at maturity of the Underlying Reverse Convertible Notes where a Conversion Event has occurred with respect to some of the Underlying Stocks, but no Conversion Event has occurred with respect to others.


       Column 1           Column 2       Column 3         Column 4        Column 5      Column 6      Column 7
       --------           --------       --------         --------        --------      --------      --------
                                                                                           Payout at Maturity
      Underlying           Initial         Final          Barrier         Knock-In         ------------------
        Stock            Share Price    Share Price        Price           Event?          Cash        Shares
-------------------------------------------------------------------------------------------------------------
       Stock A             $100.00         $74.00           $75.00            Yes            $0         10.0000
       Stock B             $105.00         $81.00           $78.75            No           $1,000          0
       Stock C              $90.00         $85.00           $67.50            No           $1,000          0
       Stock D              $80.00         $54.00           $60.00            Yes            $0         12.5000
       Stock E             $110.00         $70.00           $82.50            Yes            $0          9.0909
       Stock F              $95.00        $110.00           $71.25            No           $1,000          0
       Stock G              $75.00         $90.00           $56.25            No           $1,000          0
       Stock H             $120.00         $67.00           $90.00            Yes            $0          8.3333
       Stock I              $85.00         $60.00           $63.75            Yes            $0         11.7647
       Stock J             $115.00         $93.00           $86.25            No           $1,000          0
                                                                                       ------------
                                                                                          $5,000

Aggregate Redemption Payment at Maturity per $10,000 principal amount = $5,000 in cash (return of principal) + a number of shares of each of Stock A, Stock D , Stock E , Stock H and Stock I (fractional shares paid in cash).

Since a Conversion Event occurred with respect five (5) of the Underlying Stocks, but not with the remaining five (5), at maturity, in lieu of receiving all of his or her $10,000 of principal amount, an investor will receive $5,000 of principal amount in cash (relating to the Underlying Shares with respect to which a Conversion Event has not occurred) plus a number of shares of each of the five Underlying Stocks with respect to which a Conversion Event has occurred. Fractional shares will be paid in cash.


Example 3 -- This example illustrates the payout at maturity of the Underlying Reverse Convertible Notes where Conversion Events have occurred with respect to all of the Underlying Stocks.


       Column 1           Column 2       Column 3         Column 4        Column 5      Column 6      Column 7
       --------           --------       --------         --------        --------      --------      --------
                                                                                           Payout at Maturity
      Underlying           Initial         Final          Barrier         Knock-In         ------------------
        Stock            Share Price    Share Price        Price           Event?          Cash        Shares
-------------------------------------------------------------------------------------------------------------
       Stock A             $100.00        $70.00           $75.00            Yes            $0         10.0000
       Stock B             $105.00        $68.00           $78.75            Yes            $0          9.5238
       Stock C              $90.00        $65.00           $67.50            Yes            $0         11.1111
       Stock D              $80.00        $54.00           $60.00            Yes            $0         12.5000
       Stock E             $110.00        $67.00           $82.50            Yes            $0          9.0909
       Stock F              $95.00        $52.00           $71.25            Yes            $0         10.5263
       Stock G              $75.00        $42.00           $56.25            Yes            $0         13.3333
       Stock H             $120.00        $61.00           $90.00            Yes            $0          8.3333
       Stock I              $85.00        $40.00           $63.75            Yes            $0         11.7647
       Stock J             $115.00        $67.00           $86.25            Yes            $0          8.6957
                                                                                       -------------
                                                                                            $0

Aggregate Redemption Payment at Maturity per $10,000 principal amount = a number of shares of each of the 10 Underlying Stocks (fractional shares paid in cash).

Since a Conversion Event occurred with respect to each and every one of the Underlying Stocks, at maturity, in lieu of receiving any of his or her $10,000 of principal amount, an investor will receive a number of shares of each of the Underlying Stocks. Fractional shares will be paid in cash.



The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Bundled Stocks that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Bundled Stocks. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated February 1, 2008.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated February 1, 2008.

                        Selected Purchase Considerations

Market Disruption Events and Adjustments: The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated February 1, 2008. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated February 1, 2008.

Principal At Risk: Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of any of the Bundled Stocks.

Certain U.S. Federal Income Tax Considerations:

For U.S. federal income tax purposes, we will treat 2.32% of each stated interest payment (14.68% in total) as a payment of interest (the "Interest Payment") and 12.36% of each stated interest payment (14.68% in total) as a payment for the put options (the "Put Options Payment"). The Option Ratio (as defined in the accompanying product prospectus supplement) is set forth in the table below.


             -------------------------------------------------------
             Bundled Stock                            Option Ratio
             -------------------------------------------------------
             Citigroup Inc.                              11.48%
             -------------------------------------------------------
             The Goldman Sachs Group, Inc.                6.01%
             -------------------------------------------------------
             JPMorgan Chase & Co.                        10.06%
             -------------------------------------------------------
             KeyCorp                                      8.04%
             -------------------------------------------------------
             Merrill Lynch & Co., Inc.                   12.89%
             -------------------------------------------------------
             National City Corporation                   14.31%
             -------------------------------------------------------
             State Street Corporation                     6.62%
             -------------------------------------------------------
             TCF Financial Corporation                    4.80%
             -------------------------------------------------------
             Wachovia Corporation                        17.14%
             -------------------------------------------------------
             Wells Fargo & Company                        8.64%
             -------------------------------------------------------


For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated February 1, 2008.


                          Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Bundled Stocks. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated February 1, 2008. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated February 1, 2008, you should consider the following:

The Bundles Stocks are concentrated in the U.S. financial services sector. The Bundled Stocks are all companies in the U.S. financial services sector and so an investment in the Notes is a concentrated investment in that sector. You should not purchase the Notes if you do not want to be exposed to risks associated with the U.S. financial services sector.

You May Lose Some or All of Your Principal Amount. You may receive a lower payment at maturity than you would have received if you had invested in the Bundled Stocks directly. If any of the Bundled Stocks' performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

Certain Built-In Costs Are Likely to Adversely Affect the Value of the Notes Prior to Maturity. While the payment at maturity described in this pricing supplement is based on the full principal amount of your Notes, the original issue price of the Notes includes the agent's commission and the cost of hedging our obligations under the Notes through one or more of our affiliates. As a result, the price, if any, at which RBC Capital Markets Corporation and other affiliates of Royal Bank of Canada will be willing to purchase Notes from you in secondary market transactions will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes is Likely to Adversely Affect the Value of the Notes Prior to Maturity. The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity, may be less than your original purchase price.


             Information Regarding the Issuers of the Bundled Stocks

The Bundled Stocks are registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Bundled Stocks may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuers of the Bundled Stocks is derived from publicly available information. We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Citigroup Inc. (Citigroup) is a diversified global financial services holding company whose businesses provide a range of financial services to consumer and corporate customers. The Company is a bank holding company. Its activities are conducted through the Global Consumer, Markets and Banking, Global Wealth Management, and Alternative Investments business segments. Citigroup has more than 200 million customer accounts and does business in more than 100 countries. In July 2007, the Company merged with Citigroup Japan Investments LLC, a 100% subsidiary of the Company. In July 2007, Citigroup completed the acquisition of Old Lane Partners, L.P. and Old Lane Partners, GP, LLC. Old Lane will operate as part of Citi Alternative Investments (CAI), the Company's integrated alternative investments platform. Citigroup acquired Grupo Cuscatlan's banking operations, some of its insurance operations and other financial activities. In August 2007, Citigroup acquired The BISYS Group, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09924.

     o The Goldman Sachs Group, Inc. (Goldman Sachs) is a global investment banking, securities and investment management firm that provides a range of services worldwide to a client base that includes corporations, financial institutions, governments and high-net-worth individuals. Its activities are divided into three segments:

          Investment Banking, Trading and Principal Investments, and Asset Management and Securities Services. Investment Banking represented 16% of the Company's net revenues during the fiscal year ended November 30, 2007 (fiscal 2007). Trading and Principal Investments represented 68% of net revenues in fiscal 2007. Asset Management and Securities Services represented 16% of net revenues in fiscal 2007. On December 11, 2007, Credit-Based Asset Servicing and Securitization LLC (C-Bass), a sub-prime mortgage investor, has completed the sale of its Litton Loan Servicing business to Goldman Sachs.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14965.

     o JPMorgan Chase & Co. is a financial holding company. JPMorgan Chase's principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 17 states, and Chase Bank USA, National Association, a national bank that is the Company's credit card issuing bank. JPMorgan Chase's principal non-banking subsidiary is J.P. Morgan Securities Inc., its United States investment banking firm. The bank and non-bank subsidiaries of JPMorgan Chase operate nationally, as well as through overseas branches and subsidiaries, representative offices and subsidiary foreign banks. In May 2007, the Company completed the acquisition of Xign Corporation, a provider of business-to-business financial settlement solutions. The business will be known as JPMorgan Xign Corporation. In January 2008, JPMorgan Chase acquired an additional equity interest in Highbridge Capital Management, LLC. As a result, the Company owns 77.5% of Highbridge as of January 31, 2008.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-05805.

     o KeyCorp is a bank-based financial services company. KeyCorp is the parent holding company for KeyBank National Association (KeyBank), its principal subsidiary, through which its banking services are provided. KeyCorp provides a range of retail and commercial banking, commercial leasing, investment management, consumer finance and investment banking products and services to individual, corporate and institutional clients through two business groups: Community Banking and National Banking. As of December 31, 2007, these services were provided across the country through KeyBank's 955 full-service retail banking branches in 13 states, a telephone banking call center services group and 1,443 automated teller machines (ATMs) in 15 states. On January 2008, KeyBank acquired U.S.B. Holding Co., Inc., the holding company for Union State Bank. On October 1, 2007, the Company acquired Tuition Management Systems, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11302.

     o Merrill Lynch & Co., Inc. together with its subsidiaries, provide investment, financing, insurance, and related services to individuals and institutions on a global basis through its broker, dealer, banking, and other financial services subsidiaries. The Company's operations are organized into two business segments: Global Markets and Investment Banking (GMI) and Global Wealth Management (GWM). GMI provides service global markets and origination products and services to corporate, institutional, and government clients around the world. GWM creates and distributes investment products and services for individuals, small- and mid-size businesses, and employee benefit plans. On September 21, 2007, the Company acquired First Republic Bank.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07182.

     o National City Corporation (National City) is a financial holding company. National City operates through a banking network primarily in Ohio, Florida, Illinois, Indiana, Kentucky, Michigan, Missouri, Pennsylvania and Wisconsin. National City has organized its operations into five businesses: Retail Banking, Commercial Banking-Regional,

          Commercial Banking-National, Mortgage Banking and Asset Management. Operations are primarily conducted through more than 1,400 branch banking offices located within National City's nine-state footprint. In addition, National City operates over 410 retail mortgage offices throughout the United States. On September 1, 2007, the Company completed its acquisition of MAF Bancorp, Inc. (MAF), a banking company. On January 5, 2007, it completed the acquisition of Fidelity Bankshares, Inc. (Fidelity), a banking company operating 52 branches along Florida's southeast coast through its subsidiary Fidelity Federal Bank & Trust.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10074.

     o State Street Corporation is a financial holding company. The Company, through its subsidiaries, including its banking subsidiary, State Street Bank and Trust Company, State Street Corporation provides a range of products and services for institutional investors globally. The lines of business of the Company are Investment Servicing and Investment Management. The business provide services to support institutional investors, including custody, daily pricing and administration, brokerage and other trading services, deposit and short-term investment facilities, loan and lease financing, investment manager and hedge fund manager operations outsourcing, performance, risk and compliance analytics, investment research and investment management, including passive and active United States and non United States equity and fixed income strategies. On July 2, 2007, the Company completed the acquisition of Investors Financial Services Corp., a bank holding company based in Boston, Massachusetts.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07511.

     o TCF Financial Corporation (TCF) is a financial holding company. The Company's businesses include retail and small business banking, commercial banking, consumer lending, leasing and equipment finance, and investments and insurance services. The retail banking business includes traditional and supermarket branches, campus banking, EXPRESS TELLER ATMs and Visa cards. The subsidiaries of the Company are TCF National Bank and TCF National Bank Arizona (TCF Bank). TCF National Bank operates bank branches in Minnesota, Illinois, Michigan, Colorado, Wisconsin and Indiana. TCF National Bank Arizona operates bank branches in Arizona. The segments of the Company are banking, and leasing and equipment finance. Banking provides financial services, including deposits and investments products, commercial banking, consumer lending and treasury services. Leasing and equipment finance provides a range of leasing and equipment finance products addressing the financing needs of businesses.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10253.

     o Wachovia Corporation (Wachovia) is a financial holding company and a bank holding company. It provides commercial and retail banking, and trust services through full-service banking offices in Alabama, Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Mississippi, Nevada, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Tennessee, Texas, Virginia and Washington, D.C. It also provides various other financial services, including mortgage banking, investment banking, investment advisory, home equity lending, asset-based lending, leasing, insurance, international and securities brokerage services, through other subsidiaries. The Company's retail securities brokerage business is conducted through Wachovia Securities, LLC, and operates in 49 states. In October 2007, Wachovia completed the acquisition of A.G. Edwards, Inc. In February 2007, the Company acquired a majority interest in European Credit Management Ltd.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10000.

     o Wells Fargo & Company is a financial holding company and a bank holding company. It is a diversified financial services company. It provides retail, commercial and corporate banking services through banking stores located in 23 states: Alaska, Arizona, California, Colorado, Idaho, Illinois, Indiana, Iowa, Michigan, Minnesota, Montana, Nebraska, Nevada, New Mexico, North Dakota, Ohio, Oregon, South Dakota, Texas, Utah, Washington, Wisconsin and Wyoming. It provides other financial services through subsidiaries engaged in various businesses, principally wholesale banking, mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency and brokerage services, computer and data processing services, trust services, investment advisory services and venture capital investment. The Company operates in three segments: Community Banking, Wholesale Banking and Wells Fargo Financial.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-02979.



Historical Information

The graphs below set forth the historical performance of each of the Bundled Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each of the Bundled Stocks. The information provided in this table is for the second, third and fourth quarters of 2004, the four quarters of 2005, 2006 and 2007, and for the period from January 1, 2008 through March 26, 2008. (If no price is provided in the table for a particular period that indicates that the Bundled Stock was not traded at such time.)

We obtained the information regarding the historical performance of each the Bundled Stocks in the charts below from Bloomberg Financial Markets and Factset Research Systems Inc.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and Factset Research Systems Inc. The historical performance of the Bundled Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market price of any of the Bundled Stocks on the Valuation Date. We cannot give you assurance that the performance of the Bundled Stocks will result in any return in addition to your initial investment.

Graph of historical performance of each Bundled Stock



                                 Citigroup Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                                High Intra-Day          Low Intra-Day             Period-End
                                                 Price of the            Price of the          Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock          the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                52.88                   44.83                    46.5
     7/1/2004             9/30/2004                47.47                   42.99                    44.12
    10/1/2004            12/31/2004                49.06                   42.1                     48.18

     1/1/2005             3/31/2005                49.99                   44.05                    44.94
     4/1/2005             6/30/2005                48.14                   43.8                     46.23
     7/1/2005             9/30/2005                46.81                   42.91                    45.52
    10/1/2005            12/30/2005                49.76                   44                       48.53

     1/1/2006             3/31/2006                49.58                   44.81                    47.23
     4/1/2006             6/30/2006                50.72                   47.15                    48.25
     7/1/2006             9/29/2006                50.35                   46.22                    49.67
    10/1/2006            12/29/2006                57                      48.83                    55.7

     1/1/2007             3/31/2007                56.28                   48.05                    51.34
     4/1/2007             6/30/2007                55.55                   50.41                    51.29
     7/1/2007             9/30/2007                52.97                   44.66                    46.67
    10/1/2007            12/31/2007                48.95                   28.8                     29.44

     1/1/2008             3/26/2008                29.89                   17.99                    22.05


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Goldman Sachs Group Inc.
                                    (99 - 07)
                                 [CHART OMITTED]



                                                High Intra-Day          Low Intra-Day             Period-End
                                                 Price of the            Price of the          Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock          the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                107.5                    87.68                    94.16
     7/1/2004             9/30/2004                 94.96                   83.29                    93.24
    10/1/2004            12/31/2004                110.88                   90.74                   104.04

     1/1/2005             3/31/2005                113.93                  101.79                   109.99
     4/1/2005             6/30/2005                114.25                   94.75                   102.02
     7/1/2005             9/30/2005                121.7                   102.02                   121.58
    10/1/2005            12/30/2005                134.99                  110.23                   127.71

     1/1/2006             3/31/2006                159.63                  124.23                   156.96
     4/1/2006             6/30/2006                169.31                  136.79                   150.43
     7/1/2006             9/29/2006                171.15                  138.97                   169.17
    10/1/2006            12/29/2006                206.7                   168.51                   199.35

     1/1/2007             3/31/2007                222.75                  189.85                   206.63
     4/1/2007             6/30/2007                233.97                  203.29                   216.75
     7/1/2007             9/30/2007                225.77                  157.38                   216.74
    10/1/2007            12/31/2007                250.7                   196.9                    215.05

     1/1/2008             3/26/2008                215.05                  140.27                   175.48


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              JPMorgan Chase & Co.
                                    (98 - 07)
                                 [CHART OMITTED]



                                                High Intra-Day          Low Intra-Day             Period-End
                                                 Price of the            Price of the          Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock          the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                42.57                   34.62                    38.77
     7/1/2004             9/30/2004                40.25                   35.496                   39.73
    10/1/2004            12/31/2004                40.45                   36.321                   39.01

     1/1/2005             3/31/2005                39.69                   34.32                    34.6
     4/1/2005             6/30/2005                36.5                    33.35                    35.32
     7/1/2005             9/30/2005                35.95                   33.31                    33.93
    10/1/2005            12/30/2005                40.56                   32.92                    39.69

     1/1/2006             3/31/2006                42.43                   37.88                    41.64
     4/1/2006             6/30/2006                46.8                    39.33                    42
     7/1/2006             9/29/2006                47.49                   40.4                     46.96
    10/1/2006            12/29/2006                49                      45.51                    48.3

     1/1/2007             3/31/2007                51.95                   45.91                    48.38
     4/1/2007             6/30/2007                53.25                   47.7                     48.45
     7/1/2007             9/30/2007                50.48                   42.16                    45.82
    10/1/2007            12/31/2007                48.02                   40.15                    43.65

     1/1/2008             3/26/2008                49.29                   36.01                    44.11


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                    Key Corp
                                    (98 - 07)
                                 [CHART OMITTED]



                                                High Intra-Day          Low Intra-Day             Period-End
                                                 Price of the            Price of the          Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock          the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                32.27                   28.23                    29.89
     7/1/2004             9/30/2004                32.02                   29                       31.6
    10/1/2004            12/31/2004                34.5                    31.35                    33.9

     1/1/2005             3/31/2005                34.05                   31                       32.45
     4/1/2005             6/30/2005                33.8                    31.52                    33.15
     7/1/2005             9/30/2005                35                      31.65                    32.25
    10/1/2005            12/30/2005                34.05                   30.1                     32.93

     1/1/2006             3/31/2006                37.67                   32.9                     36.8
     4/1/2006             6/30/2006                38.31                   34.24                    35.68
     7/1/2006             9/29/2006                38.15                   34.48                    37.44
    10/1/2006            12/29/2006                38.63                   35.73                    38.03

     1/1/2007             3/31/2007                39.9                    35.94                    37.47
     4/1/2007             6/30/2007                38.96                   34.15                    34.33
     7/1/2007             9/30/2007                37.09                   31.38                    32.33
    10/1/2007            12/31/2007                34.05                   21.04                    23.45

     1/1/2008             3/26/2008                27.23                   19                       22.76


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Merrill Lynch & Co. Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                                High Intra-Day          Low Intra-Day             Period-End
                                                 Price of the            Price of the          Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock          the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                60.74                   51.35                    53.98
     7/1/2004             9/30/2004                54.32                   47.35                    49.72
    10/1/2004            12/31/2004                61.16                   50.01                    59.77

     1/1/2005             3/31/2005                61.99                   56.01                    56.6
     4/1/2005             6/30/2005                57.5                    52                       55.01
     7/1/2005             9/30/2005                61.67                   54.36                    61.35
    10/1/2005            12/30/2005                69.34                   58.64                    67.73

     1/1/2006             3/31/2006                79.32                   67.04                    78.76
     4/1/2006             6/30/2006                81.25                   64.58                    69.56
     7/1/2006             9/29/2006                79.4                    66.69                    78.22
    10/1/2006            12/29/2006                93.93                   77.9                     93.1

     1/1/2007             3/31/2007                98.68                   76.85                    81.67
     4/1/2007             6/30/2007                95                      81.18                    83.58
     7/1/2007             9/30/2007                89.23                   66.94                    71.28
    10/1/2007            12/31/2007                77.89                   50.5                     53.68

     1/1/2008             3/26/2008                59.60                   37.25                    44.42


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               National City Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                                High Intra-Day          Low Intra-Day             Period-End
                                                 Price of the            Price of the          Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock          the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                36.1                    32.6                     35.01
     7/1/2004             9/30/2004                39.35                   34.35                    38.62
    10/1/2004            12/31/2004                39.66                   36.07                    37.55

     1/1/2005             3/31/2005                37.75                   32.85                    33.5
     4/1/2005             6/30/2005                35.3                    32.08                    34.12
     7/1/2005             9/30/2005                37.85                   33.37                    33.44
    10/1/2005            12/30/2005                35.04                   29.75                    33.57

     1/1/2006             3/31/2006                36.25                   33.26                    34.9
     4/1/2006             6/30/2006                38.04                   34.38                    36.19
     7/1/2006             9/29/2006                37.42                   34.5                     36.6
    10/1/2006            12/29/2006                37.47                   35.29                    36.56

     1/1/2007             3/31/2007                38.94                   34.82                    37.25
     4/1/2007             6/30/2007                38.32                   33.08                    33.32
     7/1/2007             9/30/2007                34.3                    24.88                    25.09
    10/1/2007            12/31/2007                27.21                   15.76                    16.46

     1/1/2008             3/26/2008                18.14                    6.56                    11.45


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               State Street Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                                High Intra-Day          Low Intra-Day             Period-End
                                                 Price of the            Price of the          Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock          the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                54.39                   45.39                    49.04
     7/1/2004             9/30/2004                50.12                   41.59                    42.71
    10/1/2004            12/31/2004                49.25                   39.91                    49.12

     1/1/2005             3/31/2005                49.15                   42.6                     43.72
     4/1/2005             6/30/2005                51.93                   40.62                    48.25
     7/1/2005             9/30/2005                51.5                    47.04                    48.92
    10/1/2005            12/30/2005                59.8                    48.47                    55.44

     1/1/2006             3/31/2006                63.73                   55.42                    60.43
     4/1/2006             6/30/2006                66.47                   56.27                    58.09
     7/1/2006             9/29/2006                64.35                   54.39                    62.4
    10/1/2006            12/29/2006                68.564                  60.96                    67.44

     1/1/2007             3/31/2007                72.82                   61.7                     64.75
     4/1/2007             6/30/2007                70.58                   64.21                    68.4
     7/1/2007             9/30/2007                73.76                   59.13                    68.16
    10/1/2007            12/31/2007                82.53                   66.79                    81.2

     1/1/2008             3/26/2008                86.55                   69.75                    80.61


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               TCF Financial Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                                High Intra-Day          Low Intra-Day             Period-End
                                                 Price of the            Price of the          Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock          the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                29.025                  24.35                    29.025
     7/1/2004             9/30/2004                32.62                   28.01                    30.29
    10/1/2004            12/31/2004                32.36                   29.46                    32.14

     1/1/2005             3/31/2005                32.03                   26.42                    27.15
     4/1/2005             6/30/2005                28.56                   24.55                    25.88
     7/1/2005             9/30/2005                28.82                   25.81                    26.75
    10/1/2005            12/30/2005                28.78                   25.02                    27.14

     1/1/2006             3/31/2006                28.41                   24.23                    25.75
     4/1/2006             6/30/2006                27.695                  24.91                    26.45
     7/1/2006             9/29/2006                28.1                    24.94                    26.29
    10/1/2006            12/29/2006                27.89                   25.16                    27.42

     1/1/2007             3/31/2007                27.91                   24.93                    26.36
     4/1/2007             6/30/2007                28.99                   25.39                    27.8
     7/1/2007             9/30/2007                28.25                   22.69                    26.18
    10/1/2007            12/31/2007                27.95                   17.17                    17.93

     1/1/2008             3/26/2008                22.04                   14.65                    19.42


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Wachovia Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                                High Intra-Day          Low Intra-Day             Period-End
                                                 Price of the            Price of the          Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock          the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                47.78                   43.49                    44.5
     7/1/2004             9/30/2004                47.71                   43.05                    46.95
    10/1/2004            12/31/2004                55.01                   46.52                    52.6

     1/1/2005             3/31/2005                56.28                   49.59                    50.91
     4/1/2005             6/30/2005                53.08                   48.92                    49.6
     7/1/2005             9/30/2005                51.59                   46.97                    47.59
    10/1/2005            12/30/2005                55.25                   46.3                     52.86

     1/1/2006             3/31/2006                57.86                   50.8476                  56.05
     4/1/2006             6/30/2006                60.04                   51.27                    54.08
     7/1/2006             9/29/2006                56.85                   52.2                     55.8
    10/1/2006            12/29/2006                57.67                   53.09                    56.95

     1/1/2007             3/31/2007                58.8                    53.392                   55.05
     4/1/2007             6/30/2007                56.9                    50.84                    51.25
     7/1/2007             9/30/2007                53.1                    44.83                    50.15
    10/1/2007            12/31/2007                52.25                   36.69                    38.03

     1/1/2008             3/26/2008                40.22                   23.77                    28.02


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Wells Fargo & Co.
                                    (98 - 07)
                                 [CHART OMITTED]



                                                High Intra-Day          Low Intra-Day             Period-End
                                                 Price of the            Price of the          Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock          the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                29.86                   27.16                    28.615
     7/1/2004             9/30/2004                29.93                   28.06                    29.815
    10/1/2004            12/31/2004                32.02                   28.775                   31.075

     1/1/2005             3/31/2005                31.375                  29.075                   29.9
     4/1/2005             6/30/2005                31.11                   28.885                   30.79
     7/1/2005             9/30/2005                31.435                  29                       29.285
    10/1/2005            12/30/2005                32.35                   28.81                    31.415

     1/1/2006             3/31/2006                32.755                  30.31                    31.935
     4/1/2006             6/30/2006                34.855                  31.9                     33.54
     7/1/2006             9/29/2006                36.89                   33.355                   36.18
    10/1/2006            12/29/2006                36.99                   34.9                     35.56

     1/1/2007             3/31/2007                36.64                   33.01                    34.43
     4/1/2007             6/30/2007                36.49                   33.93                    35.17
     7/1/2007             9/30/2007                37.99                   32.66                    35.62
    10/1/2007            12/31/2007                37.78                   29.29                    30.19

     1/1/2008             3/26/2008                34.56                   24.38                    30.81


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

We expect that delivery of the Notes will be made against payment for the Notes on or about March 31, 2008, which is the third business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

              Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated February 1, 2008 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.

                            Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated February 1, 2008, except that, in connection with reverse stock splits, the Initial Share Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.



                                    $879,000

                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

               Bundled Reverse Convertible Notes due June 30, 2008 Linked to the Common Stocks of a Bundle of Single Stock Issuers